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                                                                   Exhibit 10(c)

2000 One Logan Square                        Morgan, Lewis
Philadelphia, PA 19103-6993                   & Bockius LLP
215-963-5000                                 Counselors At Law
Fax: 215-963-5299




August 31,1998


Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA 19172


Re:  Penn Mutual Variable Annuity Account III (the "Separate Account")
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Dear Ladies and Gentlemen

We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Registration Statement on Form N-4 under the Securities Act of 1933 on behalf of the Separate Account and as Post-Effective Amendment No.22 to the Separate Account's Registration Statement under the Investment Company Act of 1940. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,



/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP